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名　　称　宜宾汇泊科技有限公司

类　　型　有限责任公司(自然人投资或控股)

法定代表人　章国伟

经营范围　计算机软硬件、网络技术、电子商务技术的技术开发、技术资询、技术服务、成果转让；批发、零售：计算机软硬件、电子产品；汽车新能源充电桩的生产、运营、安装、销售、售后服务；停车场管理与服务；停车场规划设计与施工；交通安全设备销售及售后服务；汽车美容、汽车租赁服务。（依法须经批准的项目，经相关部门批准后方可开展经营活动）

注册资本　伍拾万元整

成立日期　2019年07月05日

营业期限　2019年07月05日 至 长期

住　　所　宜宾市翠屏区菜坝镇菜利村八组

宜宾汇泊科技有限公司

登记机关

宜宾市翠屏区市场监督管理局

2019 年 7 月 5 日